Exhibit 99.1

Rule 3.8A
Appendix 3E

Daily share buy-back notice
(except minimum holding buy-back and
Selective buy-back)

Information and documents given to ASX become ASX's property and may be made public.

Introduced 1/9/99. Origin: rule 3.6, Appendix 7C. Amended 30/9/2001, 11/01/10

Name of entity	ARBN
NEWS CORPORATION	163 882 933

We (the entity) give ASX the following information.

Information about buy-back

1	Type of buy-back	On market buy-back on NASDAQ only

2	Date Appendix 3C was given to ASX	19 June 2013

Total of all shares bought back, or in relation to which acceptances have been received, before, and on, previous day

		Before previous day	Previous day
3	Number of shares bought back or if buy-back is an equal access scheme, in relation to which acceptances have been	NASDAQ 0 CLASS B 3,827,079 CLASS A ASX 0 CLASS B 0 CLASS A	NASDAQ 0 CLASS B 44,586 CLASS A ASX 0 CLASS B 0 CLASS A
4	Total consideration paid or payable for the shares	NASDAQ US$0 CLASS B US$55,180,165.01 CLASS A ASX A$0 CLASS B A$0 CLASS A	NASDAQ US$0 CLASS B US$554,462.58 CLASS A ASX A$0 CLASS B A$0 CLASS A

		Before previous day	Previous day
5	If buy-back is an on-market buy-back
NASDAQ-CLASS B
highest price paid: US$ N/A
lowest price paid: US$ N/A

NASDAQ-CLASS A
highest price paid: US$15.92
lowest price paid: US$12.07

ASX-CLASS B
highest price paid: A$ N/A
lowest price paid: A$ N/A

ASX-CLASS A
highest price paid: A$ N/A
lowest price paid: A$ N/A

highest price allowed under rule 7.33:
ASX-CLASS B
A$ N/A
ASX-CLASS A
A$ N/A

NASDAQ-CLASS B
highest price paid: US$  N/A
lowest price paid: US$   N/A

NASDAQ-CLASS A
highest price paid: US$12.49
lowest price paid:  US$12.28

ASX-CLASS B
highest price paid: A$  N/A
lowest price paid: A$   N/A

ASX-CLASS A
highest price paid: A$  N/A
lowest price paid: A$   N/A

highest price allowed under rule 7.33:
ASX-CLASS B
A$  N/A
ASX-CLASS A
A$  N/A

Participation by directors
6	Deleted 30/9/2001

How many shares may still be bought back?
7	If the company has disclosed an intention to buy back a minimum number of shares – the remaining number of shares to be bought back
The company is authorized to acquire up to US$500 million of its outstanding shares of Class A common stock under a previously established buy-back program. To date, the company has purchased approximately US$55,734,627.59 worth of Class A Shares (based on total consideration paid).

Compliance statement

1.	The company is in compliance with all Corporations Act requirements relevant to this buy-back.

2.	There is no information that the listing rules require to be disclosed that has not already been disclosed, or is not contained in, or attached to, this form.

Sign here:	/s/ Stacey Brown	Date: 18 January 2016
(Company Secretary – Australia)

Print name:	Stacey Brown